Exhibit 10.7
Execution Version
FOURTH AMENDMENT TO
ASSET SALE AGREEMENT

This FOURTH AMENDMENT TO ASSET SALE AGREEMENT (this “Amendment”), dated as of November 9, 2020 (the “Amendment Effective Date”), is made by and between WEBBANK, a Utah-chartered industrial bank having its principal location in Salt Lake City, Utah (“Bank”), and PROSPER FUNDING LLC, a Delaware limited liability company having its principal location in San Francisco, California (“PFL”). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Existing Asset Sale Agreement (as defined below).

RECITALS
WHEREAS, reference is made to that certain Asset Sale Agreement, dated as of July 1, 2016, by and between Bank and PFL (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Asset Sale Agreement”); and

WHEREAS, Bank is a party to an Assurance of Discontinuance dated as of August 7, 2020 among the Administrator of the Uniform Consumer Credit Code of Colorado, Bank, and the other parties thereto (the “Settlement Agreement”) which, among other things, creates a safe harbor for offering certain loans to Colorado borrowers; and

WHEREAS, the Parties desire to amend the Existing Asset Sale Agreement to provide for making Loans in the Program under the safe harbor created by the Settlement Agreement.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing Recitals and the terms, conditions and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and PFL mutually agree as follows:
1.    Settlement Agreement. A new Section 36 is added to the Existing Asset Sale Agreement as follows:
“36. Colorado Settlement.
(a)The Parties intend to comply with the Colorado Settlement Agreement, and agree to take such further actions as are necessary and appropriate to ensure that the Program is offered in a manner that complies with the Settlement Agreement. This Agreement and the other Program Documents shall be construed and interpreted in a manner to ensure compliance with the Colorado Settlement Agreement.
(b)With respect to any Losses relating to Covered Colorado Loans, the indemnification terms set forth in Section 10(a) of this Agreement shall not be applicable, and Bank expressly waives any right to seek indemnification for Losses relating to Covered Colorado Loans under such section. PFL agrees to defend, indemnify, and hold harmless Bank and its Affiliates, and the officers, directors, employees, representatives, shareholders, agents and attorneys of such entities from and against any and all Losses relating to Covered Colorado Loans to the extent arising from (i) PFL’s (or its

Affiliates’, agents’ or representatives’) actions or failures to take action where there was a duty to act pursuant to the terms of the Program Documents, (ii) PFL’s (or its Affiliates’, agents’ or representatives’) breach of any obligation under the Program Documents, (iii) PFL’s (or its Affiliates’, agents’ or representatives’) violation of Applicable Laws, or (iv) PFL’s (or its Affiliates’, agents’ or representatives’) negligence or willful misconduct, except in each case to the extent of: (1) the gross negligence or willful misconduct of Bank, or (2) Bank’s failure to timely transfer the Funding Amount to the extent required under Section 6(b) of the Marketing Agreement, provided that PMI or PFL, as applicable, is not in breach of any of its obligations under the Program Documents, including, but not limited to, PMI’s or PFL’s obligations with respect to the purchase of Assets under this Agreement or the Stand By Asset Purchase Agreement, or (3) Excluded Servicing Losses. Any claim for indemnification shall be governed by the terms of Sections 10(b) through 10(e) of this Agreement.”
2.    Purchase of Loans. Schedule 2 to the Existing Asset Sale Agreement is amended by inserting the following as a new section (q):
“(q)    Sections (a) and (c) of this Schedule 2 to the Sale Agreement shall not apply to any Covered Colorado Loans. The following terms shall apply in lieu thereof with respect to Covered Colorado Loans:
(1)    Bank may offer to sell, transfer, assign, set-over, and otherwise convey to PFL, without recourse, on each Closing Date, the Assets relating to the Covered Colorado Loans on the Funding Statement received by Bank three (3) Business Days Bank prior to such Closing Date. Bank shall notify PFL (which notice may be provided by email) of the Assets that it is offering to sell on the Business Day prior to the related Closing Date.
(2)    PFL may, where offered by Bank, purchase such Assets from Bank. PFL shall notify Bank (which notice may be provided by email) of the offered Assets that PFL elects to purchase (the “Elected Assets”) on the Business Day prior to the related Closing Date. PFL shall elect to purchase not less than twenty-five percent (25%) of the Assets offered by Bank for purchase on each Closing Date (as measured by initial principal amount of the underlying Loans), which must be selected randomly from all of the offered Assets (the “25% Assets”). PFL shall pay Bank the Purchase Price for the Elected Assets in accordance with this section (q).
(3)    Notwithstanding anything herein to the contrary, (i) Bank shall have no obligation to offer to sell Assets related to Covered Colorado Loans to PFL, and (ii) PFL shall have no obligation to purchase Assets related to Covered Colorado Loans unless and until PFL has delivered notice to Bank that such Assets are Elected Assets (except for the 25% Assets).
(4)    By no later than 9:00 am Mountain Time, on the related Closing Date, PFL shall effect payment to Bank of the Purchase Price for the Elected Assets being purchased on such date. Such payment shall be made by wire or other transfer in immediately available funds to the settlement account designated by Bank.

(5)    Notwithstanding the terms of sections (e), (j), (k), and (m) of this Schedule 2, Bank agrees that the Control Account and the LTF Collateral Account (a) do not secure the purchase by PFL of Assets relating to Covered Colorado Loans, other than 25% Assets and Elected Assets, and (b) may not be accessed or drawn upon by Bank to cover Excluded Servicing Losses.”
3.Miscellaneous
.
i.Effect of Amendment. Except as expressly amended and/or superseded by this Amendment, the Existing Asset Sale Agreement shall remain in full force and effect. This Amendment shall not constitute an amendment or waiver of any provision of the Existing Asset Sale Agreement, except as expressly set forth herein. Upon the Amendment Effective Date, or as otherwise set forth herein, the Existing Asset Sale Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth, and this Amendment shall henceforth be read, taken and construed as an integral part of the Existing Asset Sale Agreement; however, such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Existing Asset Sale Agreement. In the event of any inconsistency between this Amendment and the Existing Asset Sale Agreement with respect to the matters set forth herein, this Amendment shall take precedence. References in any of the Program Documents or amendments thereto to the Existing Asset Sale Agreement shall be deemed to mean the Existing Asset Sale Agreement, as applicable, as amended by this Amendment.
ii.Counterparts. This Amendment may be executed and delivered by the Parties in any number of counterparts, and by different parties on separate counterparts, each of which counterpart shall be deemed an original and all of which counterparts, taken together, shall constitute but one and the same instrument.
iii.Governing Law. This Amendment shall be interpreted and construed in accordance with the laws of the State of Utah, without giving effect to the rules, policies, or principles thereof with respect to conflicts of laws.
[Signature Pages to Follow]

    IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized officers as of the date first written above.

WEBBANK

By: ______________________________
Name:
Title:

[Signature Page to Fourth Amendment to Asset Sale Agreement]

PROSPER FUNDING LLC

By: ______________________________
Name:
Title:

[Signature Page to Fourth Amendment to Asset Sale Agreement]